Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-187632) and S-3 (333-217558) of Orchid Island Capital, Inc. of our reports dated February 14, 2018, relating to the financial statements of Orchid Island Capital, Inc. which appear in this Form 10-K.

West Palm Beach, Florida	/s/ BDO USA, LLP
February 14, 2018	Certified Public Accountants